Exhibit 4.5
                                                                  EXECUTION COPY

                          SECOND SUPPLEMENTAL INDENTURE


         SUPPLEMENTAL INDENTURE (this "Supplemental Indenture") dated as of March 1, 2000, among LTV Steel Mining Company (the "New Subsidiary Guarantor"), a subsidiary of The LTV Corporation (or its successor) (the "Company"), the Company, on behalf of itself and the Subsidiary Guarantors (the "Existing Subsidiary Guarantors") under the indenture referred to below and, and U.S. Bank Trust National Association, as trustee under the indenture referred to below (the "Trustee").

                              W I T N E S S E T H :

         WHEREAS the Company and the Existing Subsidiary Guarantors have heretofore executed an delivered to the Trustee an Indenture (the "Indenture") dated as of November 5, 1999, providing for the issuance on the date thereof of an aggregate principal amount of $275,000,000 of 11 3/4% Senior Notes due 2009 (the "Securities");

         WHEREAS Section 4.16 of the Indenture provides that under certain circumstances the Company is required to cause the New Subsidiary Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Subsidiary Guarantor shall unconditionally guarantee all the Company's obligations under the Securities pursuant to a Subsidiary Guaranty on the terms and conditions set forth herein; and

         WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee, the Company and the Existing Subsidiary Guarantors are authorized to execute and deliver this Supplemental Indenture;

         NOW THEREFORE, in consideration of the foregoing and for other good an valuable consideration, the receipt of which is hereby acknowledged, the New Subsidiary Guarantor, the Company, the Existing Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

           1.   Agreement to Guarantee.  The New Subsidiary Guarantor hereby
                -----------------------
agrees, jointly and severally with all other Subsidiary Guarantors, to unconditionally guarantee the Company's obligations under the Securities on the terms and subject to the conditions set forth in Article 10 and, if applicable,

(NY) 12200/162/INDEN/mn.supp.inden.1999.wpd


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Article 11 of the Indenture and to be bound by all other applicable provisions of the Indenture.

           2. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

           3. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

           4.   Trustee makes No Representation.  The Trustee makes no
                --------------------------------
representation as to the validity or sufficiency of this Supplemental Indenture.

           5.   Counterparts.  The parties may sign any number of copies of this
                -------------
Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

           6.   Effect of Headings.  The Section headings herein are for
                -------------------
convenience only and shall not effect the construction thereof.





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         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed as of the date first above written.


                                 LTV STEEL MINING COMPANY

                                 Erie B Corporation, as General Partner,

                                 by:
                                    --------------------------------------
                                 Name:
                                 Title:

                                 Erie I Corporation, as General Partner,

                                 by:
                                    --------------------------------------
                                 Name:
                                 Title:


                                 Youngstown Erie Corporation,
                                 as General Partner,

                                 by:
                                    --------------------------------------
                                 Name:
                                 Title:


                                 THE LTV CORPORATION, on behalf of
                                 itself and the Existing Subsidiary Guarantors,


                                 by:
                                    --------------------------------------
                                 Name:
                                 Title:


                                 U.S. BANK TRUST NATIONAL
                                 ASSOCIATION, as TRUSTEE,


                                 by:
                                    --------------------------------------
                                 Name:
                                 Title: